Exhibit 23.4



                       CONSENT OF SPROULE ASSOCIATES INC.



      Sproule Associates Inc. consents to the incorporation by reference in this Registration Statement on Form S-3/A (No. 333-99151) of Kestrel Energy, Inc. (the "Company") filed in connection with the sale from time to time of securities of the Company of our reports included in this Prospectus by reference to the Annual Reports of the Company on Form 10-K/A for the fiscal year ended June 30, 2001 and on Form 10-KSB/A for the fiscal year ended June 30, 2002. We also consent to the reference to us under the caption "Our reserves are uncertain" in the section on "Risk Factors" in such Registration Statement.


                                          By: /S/L.S. O'CONNOR
                                             ---------------------------------
Denver, Colorado                             Title:  U.S. Manager
July 14, 2003